SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

October 01, 2004

THE EXPLORATION COMPANY OF DELAWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-9120	84-0793089
(State of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

500 North Loop 1604 East, Suite 250
San Antonio, Texas	78232
(Address of principal executive offices)	(Zip Code)

(210) 496-5300
(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01: Other Events

On October 1, 2004, the Registrant entered into a hedging arrangement with Macquarie Bank Ltd. for approximately 40% of TXCO's current oil and gas production. The hedge is comprised of ratio swaps covering monthly volumes of 15,000 barrels of oil and 140,000 MMBtu of gas. The swaps provides TXCO stated floor prices for their product while allowing participation in 75% of any excess over these floor prices.

The Registrant issued a press release on October 6, 2004, entitled "The Exploration Company Announces Oil and Gas Production Hedges". The details of the ratio swaps are summarized in the press release that is attached as Exhibit 99.1.

The Registrant has not elected hedge accounting for these transactions. Therefore, changes in market value of the swaps will be recorded quarterly on the income statement as Derivative Fair Value Gains or Losses and may impact the volatility of reported earnings.

Item 9.01: Exhibits

The following exhibit is furnished herewith:

Exhibit
Number Description

99.1	October 6, 2004 Press Release, entitled "The Exploration Company Announces Oil and Gas Production Hedges"

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 6, 2004

THE EXPLORATION COMPANY OF DELAWARE, INC.

/s/ P. Mark Stark

P. Mark Stark
Chief Financial Officer
(Principal Accounting and Financial Officer)